Exhibit 99.1

A-Mark Precious Metals Reports Fiscal Second Quarter 2023 Results

Q2 FY 2023 Diluted Earnings Per Share of $1.35 up from $1.30 in Q2 FY 2022

230% YoY Increase in New Direct-to-Consumer (DTC) Customers, including customers acquired from BGASC

El Segundo, CA – February 6, 2023 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal second quarter ended December 31, 2022.

Management Commentary

“Our second quarter results continue to demonstrate the strength of our fully integrated precious metals platform,” said A-Mark CEO Greg Roberts. “Despite the subdued market conditions we experienced during the latter half of the quarter, our diversified business model enabled us to deliver positive financial results, including a 6% quarterly return on equity and EBITDA of nearly $49 million. Our DTC segment contributed significantly to our overall results, representing 57% of the consolidated gross profit for the quarter and reporting a 130 basis point increase in our DTC gross margin percentage year-over-year.

“We have remained active in seeking investment opportunities to strategically enhance our business. As we announced last month, we purchased a 12% minority interest in Texas Precious Metals, LLC, a leading e-commerce precious metals retailer with a strong geographic presence in Texas. Last week, we entered into a definitive agreement to acquire a 25% minority interest in Atkinsons Bullion & Coins, a leading United Kingdom-based online retailer of precious metals, bullion and coins. This investment transaction, which is expected to close in the first quarter of calendar 2023 (subject to customary closing conditions), expands our international footprint outside of North America. Additionally, as we announced previously, JM Bullion closed the asset acquisition of BGASC during the second quarter. We are encouraged by the performance of the now fully integrated BGASC brand and the customer base we acquired. Our overall DTC business continues to grow and remains a key contributor to our overall business.

“Our minting business has remained a consistent driver for our performance with production levels continuing at near record levels. Some sovereign mints continue to face challenges to meet demand due to supply chain constraints, elevating the value and importance of A-Mark as a reliable and low-cost producer.

“Looking ahead, we remain confident in the stability of our fully integrated precious metals platform, which has historically generated positive results even in more modest market conditions, with the opportunity for outsized returns in periods of elevated volatility. We continue to explore additional strategic investment and acquisition opportunities to further enhance our platform and business model.”

Fiscal Second Quarter 2023 Operational Highlights

•
Gold ounces sold in the three months ended December 31, 2022 decreased 10% to 565,000 ounces from 631,000 ounces for the three months ended December 31, 2021, and decreased 10% from 629,000 ounces for the three months ended September 30, 2022
•
Silver ounces sold in the three months ended December 31, 2022 increased 19% to 38.1 million ounces from 32.0 million ounces for the three months ended December 31, 2021, and increased 6% from 35.9 million ounces for the three months ended September 30, 2022
•
As of December 31, 2022, the number of secured loans decreased 56% to 1,049 from 2,393 as of December 31, 2021, and decreased 3% from 1,082 as of September 30, 2022
•
Direct-to-Consumer new customers for the three months ended December 31, 2022 increased 230% to 131,200 from 39,800 for the three months ended December 31, 2021, and increased 168% from 49,000 for the three months ended September 30, 2022. For the three month period ended December 31, 2022, approximately 55% of the new customers were attributable to the acquired customer list of BGASC in October 2022
•
Direct-to-Consumer active customers for the three months ended December 31, 2022 increased 30% to 116,400 from 89,500 for the three months ended December 31, 2021, and decreased 17% from 139,900 for the three months ended September 30, 2022
•
Direct-to-Consumer average order value for the three months ended December 31, 2022 increased $16, or 1% to $2,389 from $2,373 for the three months ended December 31, 2021, and increased $56, or 2% from $2,333 for the three months ended September 30, 2022
•
JM Bullion’s average order value for the three months ended December 31, 2022 increased $61, or 3% to $2,238 from $2,177 for the three months ended December 31, 2021, and increased $87, or 4% from $2,151 for the three months ended September 30, 2022

	Three Months Ended December 31,
	2022	2021
Selected Operating Metrics:
Gold ounces sold (1)	565,000	631,000
Silver ounces sold (2)	38,137,000	31,987,000
Number of secured loans at period end (3)	1,049	2,393
Direct-to-Consumer ("DTC") number of new customers (4)	131,200	39,800
Direct-to-Consumer number of active customers (5)	116,400	89,500
Direct-to-Consumer number of total customers (6)	2,193,200	1,902,900
Direct-to-Consumer average order value ("AOV") (7)	$2,389	$2,373
JM Bullion ("JMB") average order value (8)	$2,238	$2,177
CyberMetals number of new customers (9)	4,300	-
CyberMetals number of active customers (10)	1,300	-
CyberMetals number of total customers (11)	12,500	-
CyberMetals customer assets under management (12)	$5,600,000	$-

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.
(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account during the period on the CyberMetals platform.
(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	December 31, 2022	September 30, 2022
Selected Operating Metrics:
Gold ounces sold (1)	565,000	629,000
Silver ounces sold (2)	38,137,000	35,917,000
Number of secured loans at period end (3)	1,049	1,082
Direct-to-Consumer ("DTC") number of new customers (4)	131,200	49,000
Direct-to-Consumer number of active customers (5)	116,400	139,900
Direct-to-Consumer number of total customers (6)	2,193,200	2,062,000
Direct-to-Consumer average order value ("AOV") (7)	$2,389	$2,333
JM Bullion ("JMB") average order value (8)	$2,238	$2,151
CyberMetals number of new customers (9)	4,300	2,300
CyberMetals number of active customers (10)	1,300	2,000
CyberMetals number of total customers (11)	12,500	8,200
CyberMetals customer assets under management (12)	$5,600,000	$4,600,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.
(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account during the period on the CyberMetals platform.
(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Six Months 2023 Operational Highlights

•
Gold ounces sold in the six months ended December 31, 2022 decreased 8% to 1,194,000 ounces from 1,300,000 ounces for the six months ended December 31, 2021
•
Silver ounces sold in the six months ended December 31, 2022 increased 23% to 74.1 million ounces from 60.1 million ounces for the six months ended December 31, 2021
•
Direct-to-Consumer new customers for the six months ended December 31, 2022 increased 145% to 180,200 from 73,600 for the six months ended December 31, 2021. For the six month period ended December 31, 2022, approximately 40% of the new customers were attributable to the acquired customer list of BGASC in October 2022
•
Direct-to-Consumer active customers for the six months ended December 31, 2022 decreased 9% to 188,500 from 207,200 for the six months ended December 31, 2021
•
Direct-to-Consumer average order value for the six months ended December 31, 2022 increased $29, or 1% to $2,361 from $2,332 for the six months ended December 31, 2021
•
JM Bullion’s average order value for the six months ended December 31, 2022 increased $41, or 2% to $2,195 from $2,154 for the six months ended December 31, 2021

	Six Months Ended December 31,
	2022	2021
Selected Operating Metrics:
Gold ounces sold (1)	1,194,000	1,300,000
Silver ounces sold (2)	74,054,000	60,114,000
Number of secured loans at period end (3)	1,049	2,393
Direct-to-Consumer ("DTC") number of new customers (4)	180,200	73,600
Direct-to-Consumer number of active customers (5)	188,500	207,200
Direct-to-Consumer number of total customers (6)	2,193,200	1,902,900
Direct-to-Consumer average order value ("AOV") (7)	$2,361	$2,332
JM Bullion ("JMB") average order value (8)	$2,195	$2,154
CyberMetals number of new customers (9)	6,600	-
CyberMetals number of active customers (10)	1,600	-
CyberMetals number of total customers (11)	12,500	-
CyberMetals customer assets under management (12)	$5,600,000	$-

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.
(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account during the period on the CyberMetals platform.
(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Second Quarter 2023 Financial Highlights

•
Revenues for the three months ended December 31, 2022 increased 0.2% to $1.950 billion from $1.946 billion for the three months ended December 31, 2021 and increased 3% from $1.900 billion for the three months ended September 30, 2022
•
Gross profit for the three months ended December 31, 2022 decreased 3% to $64.0 million from $65.9 million for the three months ended December 31, 2021 and decreased 16% from $76.6 million for the three months ended September 30, 2022
•
Gross profit margin for the three months ended December 31, 2022 decreased to 3.28% of revenue, from 3.39% of revenue for the three months ended December 31, 2021, and declined from 4.03% of revenue in the three months ended September 30, 2022
•
Net income attributable to the Company for the three months ended December 31, 2022 increased 5% to $33.5 million from $31.8 million for the three months ended December 31, 2021, and decreased 26% from $45.1 million for the three months ended September 30, 2022
•
Diluted earnings per share totaled $1.35 for the three months ended December 31, 2022, a 4% increase compared to $1.30 for the three months ended December 31, 2021, adjusted for the effect of the two-for-one stock split that occurred in June 2022, and decreased 26% from $1.83 for the three months ended September 30, 2022
•
Adjusted net income before provision for income taxes, depreciation, amortization, and acquisition costs (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial measure, for the three months ended December 31, 2022 decreased 5% to $46.5 million from $49.0 million for the three months ended December 31, 2021, and decreased 24% from $61.3 million for the three months ended September 30, 2022
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended December 31, 2022 decreased 1% to $48.7 million from $49.1 million for the three months ended December 31, 2021, and decreased 22% from $62.2 million for the three months ended September 30, 2022

	Three Months Ended December 31,
	2022	2021
	(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)
Selected Key Financial Statement Metrics:
Revenues	$1,949,705	$1,946,364
Gross profit	$63,969	$65,923
Depreciation and amortization expense	$(3,260)	$(8,258)
Net income attributable to the Company	$33,481	$31,794

Earnings per Share (1):
Basic	$1.43	$1.40
Diluted	$1.35	$1.30
Weighted Average Shares Outstanding (1):
Basic	23,489,000	22,756,800
Diluted	24,731,600	24,384,200

Non-GAAP Financial Measures:
Adjusted net income before provision for income taxes	$46,471	$48,959
EBITDA	$48,659	$49,094

(1) Q2 FY 2022 is retroactively adjusted for the effect of the June 2022 two-for-one stock split in the form of a stock dividend.

	Three Months Ended
	December 31, 2022	September 30, 2022
	(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)
Selected Key Financial Statement Metrics:
Revenues	$1,949,705	$1,900,351
Gross profit	$63,969	$76,592
Depreciation and amortization expense	$(3,260)	$(3,184)
Net income attributable to the Company	$33,481	$45,125

Earnings per Share:
Basic	$1.43	$1.93
Diluted	$1.35	$1.83
Weighted Average Shares Outstanding:
Basic	23,489,000	23,396,400
Diluted	24,731,600	24,685,200

Non-GAAP Financial Measures:
Adjusted net income before provision for income taxes	$46,471	$61,274
EBITDA	$48,659	$62,226

Fiscal Six Months 2023 Financial Highlights

•
Revenues for the six months ended December 31, 2022 decreased 3% to $3.850 billion from $3.960 billion for the six months ended December 31, 2021
•
Gross profit for the six months ended December 31, 2022 increased 15% to $140.6 million from $121.9 million for the six months ended December 31, 2021
•
Gross profit margin for the six months ended December 31, 2022 increased to 3.65% of revenue, from 3.08% of revenue for the six months ended December 31, 2021
•
Net income attributable to the Company for the six months ended December 31, 2022 increased 36% to $78.6 million from $57.8 million for the six months ended December 31, 2021
•
Diluted earnings per share totaled $3.18 for the six months ended December 31, 2022, a 33% increase compared to $2.39 for the six months ended December 31, 2021, adjusted for the effect of the two-for-one stock split that occurred in June 2022
•
Adjusted net income for the six months ended December 31, 2022 increased 20% to $107.7 million from $90.1 million for the six months ended December 31, 2021
•
EBITDA for the six months ended December 31, 2022 increased 23% to $110.9 million from $90.1 million for the six months ended December 31, 2021

	Six Months Ended December 31,
	2022	2021
	(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)
Selected Key Financial Statement Metrics:
Revenues	$3,850,056	$3,960,335
Gross profit	$140,561	$121,932
Depreciation and amortization expense	$(6,444)	$(16,529)
Net income attributable to the Company	$78,606	$57,818

Earnings per Share (1):
Basic	$3.35	$2.55
Diluted	$3.18	$2.39
Weighted Average Shares Outstanding (1):
Basic	23,442,700	22,641,000
Diluted	24,708,400	24,201,400

Non-GAAP Financial Measures:
Adjusted net income before provision for income taxes	$107,745	$90,067
EBITDA	$110,885	$90,100

(1) Q2 FY 2022 is retroactively adjusted for the effect of the June 2022 two-for-one stock split in the form of a stock dividend.

Fiscal Second Quarter 2023 Financial Summary

Revenues increased 0.2% to $1.950 billion from $1.946 billion in the same year-ago quarter due to an increase in silver ounces sold, partially offset by a decrease in gold ounces sold and lower average selling prices of gold and silver.

The Direct-to-Consumer segment contributed 23% and 28% of the consolidated revenue in the fiscal second quarters of 2023 and 2022, respectively. JMB’s revenue represented 21% of the consolidated revenues for the fiscal second quarter of 2023 compared with 25% for the prior year fiscal second quarter.

Gross profit decreased 3% to $64.0 million (3.28% of revenue) from $65.9 million (3.39% of revenue) in the same year-ago quarter. The decrease in gross profit was due to lower gross profits earned from the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 57% and 56% of the consolidated gross profit in the fiscal second quarters of 2023 and 2022, respectively. Gross profit contributed by JMB represented 51% of the consolidated gross profit in the fiscal second quarter of 2023 and 45% of the consolidated gross profit for the prior year fiscal second quarter.

Selling, general and administrative expenses increased 11% to $20.8 million from $18.7 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $1.5 million, higher advertising costs of $1.2 million, an increase in insurance costs of $0.8 million, an increase in computer-related expenses of $0.3 million, partially offset by lower consulting and professional fees of $1.7 million.

Depreciation and amortization expense decreased 61% to $3.3 million from $8.3 million in the same year-ago quarter. The change was primarily due to a $5.0 million decrease in JMB’s intangible asset amortization expense.

Interest income decreased 5% to $5.0 million from $5.3 million in the same year-ago quarter. The aggregate decrease in interest income was primarily due to lower interest income earned by our Secured Lending segment, offset by higher other finance product income.

Interest expense increased 34% to $7.2 million from $5.4 million in the same year-ago quarter. The increase in interest expense was primarily driven by $1.2 million associated with the Company’s Trading Credit Facility and the AMCF Notes (including amortization of debt issuance costs), $0.7 million related to product financing arrangements, $0.2 million in interest associated with liabilities on borrowed metals, offset by a decrease of $0.2 million of loan servicing fees.

Earnings from equity method investments increased 283% to $4.7 million from $1.2 million in the same year-ago quarter. The net increase was primarily due to our additional 40% ownership interest in Silver Gold Bull, Inc. acquired in June 2022.

Net income attributable to the Company totaled $33.5 million or $1.35 per diluted share, compared to net income of $31.8 million or $1.30 per diluted share in the same year-ago quarter, adjusted for the effect of the two-for-one stock split that occurred in June 2022.

Adjusted net income before provision for income taxes for the three months ended December 31, 2022 totaled $46.5 million, a decrease of $2.5 million or 5% compared to $49.0 million in the same year-ago quarter. The decrease is principally due to a lower adjustment for amortization of acquired intangibles of $5.1 million, partly offset by $2.5 million of higher net income before provision for income taxes.

EBITDA for the three months ended December 31, 2022 totaled $48.7 million, a decrease of $0.4 million or 1% compared to $49.1 million in the same year-ago quarter. The decrease was principally due to lower amortization of acquired intangibles of $5.1 million, partially offset by higher net income of $1.7 million, higher interest expense of $1.8 million, and higher income tax expense of $0.8 million.

Fiscal Six Months 2023 Financial Summary

Revenues decreased 3% to $3.850 billion from $3.960 billion in the same year-ago period due to a decrease in gold ounces sold and lower average selling prices of gold and silver, partially offset by an increase in silver ounces sold.

The Direct-to-Consumer segment contributed 23% and 27% of the consolidated revenue for the six months ended December 31, 2022 and 2021, respectively. JMB’s revenue represented 21% of the consolidated revenues for the six months ended December 31, 2022 compared with 24% for the for the six months ended December 31, 2021.

Gross profit increased 15% to $140.6 million (3.65% of revenue) from $121.9 million (3.08% of revenue) in the same year-ago period. The increase in gross profit was due to higher gross profits earned from the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 56% and 55% of the consolidated gross profit in the six months ended December 31, 2022 and 2021, respectively. Gross profit contributed by JMB represented 49% and 45% of the consolidated gross profit for the six months ended December 31, 2022 and 2021, respectively.

Selling, general and administrative expenses increased 9% to $38.6 million from $35.4 million in the same year-ago period. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $2.5 million, higher advertising costs of $1.9 million, an increase in computer-related expenses of $0.4 million, an increase in insurance costs of $0.2 million, partially offset by lower consulting and professional fees of $2.3 million.

Depreciation and amortization expense decreased 61% to $6.4 million from $16.5 million in the same year-ago period. The change was primarily due to a $10.1 million decrease in JMB’s intangible asset amortization expense.

Interest income decreased 7% to $10.1 million from $10.8 million in the same year-ago period. The aggregate decrease in interest income was primarily due to lower interest income earned by our Secured Lending segment and lower other finance product income.

Interest expense increased 23% to $13.4 million from $10.9 million in the same year-ago period. The increase in interest expense was primarily driven by $1.8 million associated with our Trading Credit Facility and the AMCF Notes (including amortization of debt issuance costs), $0.8 million related to product financing arrangements, $0.3 million in interest associated with liabilities on borrowed metals, offset by a decrease of $0.4 million of loan servicing fees.

Earnings from equity method investments increased 171% to $7.3 million from $2.7 million in the same year-ago period. The net increase was primarily due to our additional 40% ownership interest in Silver Gold Bull, Inc. acquired in June 2022.

Net income attributable to the Company totaled $78.6 million or $3.18 per diluted share, compared to net income of $57.8 million or $2.39 per diluted share in the same year-ago period, adjusted for the effect of the two-for-one stock split that occurred in June 2022.

Adjusted net income before provision for income taxes for the six months ended December 31, 2022 totaled $107.7 million, an increase of $17.7 million or 20% compared to $90.1 million in the same year-ago period. The increase is principally due to $27.7 million of higher net income before provision for income taxes, partially offset by a lower adjustment for amortization of acquired intangibles of $10.3 million.

EBITDA for the six months ended December 31, 2022 totaled $110.9 million, an increase of $20.8 million or 23% compared to $90.1 million in the same year-ago period. The increase was principally due to higher net income of $20.8 million, higher income tax expense of $6.9 million, and higher interest expense of $2.5 million, partially offset by lower amortization of acquired intangibles of $10.3 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on January 27, 2023 to stockholders of record as of January 16, 2023. It is expected that the next quarterly dividend will be paid in April 2023. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (February 6, 2023) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/47391

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Access Code: 614308

The conference call will be webcast simultaneously and available for replay via the Investor Relations section of A-Mark’s website at www.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through February 20, 2023.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Replay Passcode: 47391

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary SilverTowne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JM Bullion is a leading e-commerce retailer of precious metals and operates six separately branded, company-owned websites targeting specific niches within the precious metals market: JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, SilverPrice.org and BGASC.com. JMB also owns CyberMetals.com, an online platform where customers can purchase and sell fractional shares of digital gold, silver, platinum and palladium bars in a range of denominations. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark also holds minority ownership interests in three additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding. Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors. AM Capital Funding was formed in 2018 for the purpose of securitizing eligible secured loans of CFC.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, and Vienna, Austria. For more information, visit www.amark.com.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations regarding the dividend declaration, the amount or timing of any future dividends, future macroeconomic conditions and demand for precious metal products, and the Company’s ability to effectively respond to changing economic conditions. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; changes in the current international political climate, which has favorably contributed to demand and volatility in the precious metals markets; potential adverse effects of the current problems in the national and global supply chains; the failure to satisfy the conditions to the closing of the investment in Atkinsons Bullion & Coins; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; the continued effects of the COVID-19 pandemic and the eventual return to normalized business and economic conditions; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future performance or future payment of dividends are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Financial and Liquidity Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following three amounts: (i) acquisition expenses; (ii) amortization expenses related to intangible assets acquired; and (iii) depreciation expense. The Company’s reconciliations from its reported U.S. GAAP “net cash provided by (used in) operating activities” to its non-GAAP

“EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended December 31, 2022.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Jeff Grampp, CFA

Gateway Investor Relations

1-949-574-3860

AMRK@gatewayIR.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for share data)

	December 31, 2022	June 30, 2022
ASSETS
Current assets
Cash	$72,499	$37,783
Receivables, net	109,588	97,040
Derivative assets	41,788	91,743
Secured loans receivable	102,470	126,217
Precious metals held under financing arrangements	57,287	79,766
Inventories:
Inventories	575,292	458,347
Restricted inventories	347,260	282,671
	922,552	741,018
Income tax receivable	2,525	—
Prepaid expenses and other assets	6,721	7,558
Total current assets	1,315,430	1,181,125
Operating lease right of use assets	5,697	6,482
Property, plant, and equipment, net	11,598	9,845
Goodwill	100,943	100,943
Intangibles, net	67,000	67,965
Long-term investments	76,251	70,828
Other long-term assets	5,459	5,471
Total assets	$1,582,378	$1,442,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Lines of credit	$247,000	$215,000
Liabilities on borrowed metals	31,109	59,417
Product financing arrangements	347,260	282,671
Accounts payable and other payables	9,321	6,127
Deferred revenue and other advances	174,204	175,545
Derivative liabilities	102,934	75,780
Accrued liabilities	14,036	21,813
Income tax payable	—	382
Notes payable	94,528	—
Total current liabilities	1,020,392	836,735
Notes payable	1,752	94,073
Deferred tax liabilities	15,501	15,408
Other liabilities	5,153	5,972
Total liabilities	1,042,798	952,188
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of December 31, 2022 and June 30, 2022	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,529,971 and 23,379,888 shares issued and outstanding as of December 31, 2022 and June 30, 2022, respectively	236	234
Additional paid-in capital	167,009	166,526
Accumulated other comprehensive loss	(1,051)	—
Retained earnings	372,297	321,849
Total A-Mark Precious Metals, Inc. stockholders’ equity	538,491	488,609
Noncontrolling interest	1,089	1,862
Total stockholders’ equity	539,580	490,471
Total liabilities, noncontrolling interest and stockholders’ equity	$1,582,378	$1,442,659

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues	$1,949,705	$1,946,364	$3,850,056	$3,960,335
Cost of sales	1,885,736	1,880,441	3,709,495	3,838,403
Gross profit	63,969	65,923	140,561	121,932
Selling, general, and administrative expenses	(20,813)	(18,713)	(38,597)	(35,390)
Depreciation and amortization expense	(3,260)	(8,258)	(6,444)	(16,529)
Interest income	4,984	5,251	10,080	10,782
Interest expense	(7,236)	(5,395)	(13,366)	(10,868)
Earnings from equity method investments	4,669	1,220	7,346	2,709
Other income, net	833	433	1,360	842
Unrealized gains on foreign exchange	1	231	215	7
Net income before provision for income taxes	43,147	40,692	101,155	73,485
Income tax expense	(9,550)	(8,753)	(22,321)	(15,422)
Net income	33,597	31,939	78,834	58,063
Net income attributable to noncontrolling interest	116	145	228	245
Net income attributable to the Company	$33,481	$31,794	$78,606	$57,818
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$1.43	$1.40	$3.35	$2.55
Diluted	$1.35	$1.30	$3.18	$2.39

Weighted average shares outstanding:
Basic	23,489,000	22,756,800	23,442,700	22,641,000
Diluted	24,731,600	24,384,200	24,708,400	24,201,400

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

Six Months Ended December 31,	2022	2021
Cash flows from operating activities:
Net income	$78,834	$58,063
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,444	16,529
Amortization of loan cost	1,140	1,559
Deferred income taxes	415	(3,183)
Interest added to principal of secured loans	(6)	(9)
Share-based compensation	1,069	1,055
Write-down of digital assets	12	—
Earnings from equity method investments	(7,346)	(2,709)
Dividends received from equity method investees	551	—
Changes in assets and liabilities:
Receivables	(12,548)	4,006
Secured loans receivable	1,011	174
Secured loans made to affiliates	—	3,042
Derivative assets	49,955	19,808
Income tax receivable	(2,525)	—
Precious metals held under financing arrangements	22,479	66,122
Inventories	(181,534)	(100,325)
Prepaid expenses and other assets	371	(788)
Accounts payable and other payables	3,194	1,512
Deferred revenue and other advances	(1,341)	(36,051)
Derivative liabilities	27,154	40,212
Liabilities on borrowed metals	(28,308)	(24,432)
Accrued liabilities	(7,157)	(2,381)
Income tax payable	(382)	(3,673)
Net cash (used in) provided by operating activities	(48,518)	38,531
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(2,662)	(1,627)
Purchase of long-term investments	(500)	(6,750)
Purchase of intangible assets	(4,500)	—
Secured loans receivable, net	22,742	(16,542)
Net cash provided by (used in) investing activities	15,080	(24,919)
Cash flows from financing activities:
Product financing arrangements, net	64,589	(45,249)
Dividends paid	(28,088)	(22,639)
Distributions paid to noncontrolling interest	(1,001)	—
Borrowings and repayments under lines of credit, net	32,000	(25,000)
Repayments on notes payable to related party	(2,135)	—
Proceeds from issuance of related party note	3,887	—
Debt funding issuance costs	(219)	(4,166)
Proceeds from the exercise of share-based awards	725	1,414
Payments for tax withholding related to net settlement of share-based awards	(1,604)	(25)
Net cash provided by (used in) financing activities	68,154	(95,665)
Net increase (decrease) in cash	34,716	(82,053)
Cash, beginning of period	37,783	101,405
Cash, end of period	$72,499	$19,352

Overview of Results of Operations for the Three Months Ended December 31, 2022 and 2021

Consolidated Results of Operations

The operating results for the three months ended December 31, 2022 and 2021 are as follows:

in thousands, except per share data

Three Months Ended December 31,	2022		2021		$	%
	$	% of revenue	$	% of revenue	Increase/ (decrease)	Increase/ (decrease)
Revenues	$1,949,705	100.000%	$1,946,364	100.000%	$3,341	0.2%
Gross profit	63,969	3.281%	65,923	3.387%	$(1,954)	(3.0%)
Selling, general, and administrative expenses	(20,813)	(1.067%)	(18,713)	(0.961%)	$2,100	11.2%
Depreciation and amortization expense	(3,260)	(0.167%)	(8,258)	(0.424%)	$(4,998)	(60.5%)
Interest income	4,984	0.256%	5,251	0.270%	$(267)	(5.1%)
Interest expense	(7,236)	(0.371%)	(5,395)	(0.277%)	$1,841	34.1%
Earnings from equity method investments	4,669	0.239%	1,220	0.063%	$3,449	282.7%
Other income, net	833	0.043%	433	0.022%	$400	92.4%
Unrealized gains on foreign exchange	1	0.000%	231	0.012%	$(230)	(99.6%)
Net income before provision for income taxes	43,147	2.213%	40,692	2.091%	$2,455	6.0%
Income tax expense	(9,550)	(0.490%)	(8,753)	(0.450%)	$797	9.1%
Net income	33,597	1.723%	31,939	1.641%	$1,658	5.2%
Net income attributable to noncontrolling interest	116	0.006%	145	0.007%	$(29)	(20.0%)
Net income attributable to the Company	$33,481	1.717%	$31,794	1.634%	$1,687	5.3%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.43		$1.40		$0.03	2.1%
Diluted	$1.35		$1.30		$0.05	3.8%

Overview of Results of Operations for the Three Months Ended December 31, 2022 and September 30, 2022

Consolidated Results of Operations

The operating results for the three months ended December 31, 2022 and September 30, 2022 are as follows:

in thousands, except per share data
	Three Months Ended
	December 31, 2022		September 30, 2022		$	%
	$	% of revenue	$	% of revenue	Increase/ (decrease)	Increase/ (decrease)
Revenues	$1,949,705	100.000%	$1,900,351	100.000%	$49,354	2.6%
Gross profit	63,969	3.281%	76,592	4.030%	$(12,623)	(16.5%)
Selling, general, and administrative expenses	(20,813)	(1.067)%	(17,784)	(0.936)%	$3,029	17.0%
Depreciation and amortization expense	(3,260)	(0.167)%	(3,184)	(0.168)%	$76	2.4%
Interest income	4,984	0.256%	5,096	0.268%	$(112)	(2.2%)
Interest expense	(7,236)	(0.371)%	(6,130)	(0.323)%	$1,106	18.0%
Earnings from equity method investments	4,669	0.239%	2,677	0.141%	$1,992	74.4%
Other income, net	833	0.043%	527	0.028%	$306	58.1%
Unrealized gains on foreign exchange	1	0.000%	214	0.011%	$(213)	(99.5%)
Net income before provision for income taxes	43,147	2.213%	58,008	3.052%	$(14,861)	(25.6%)
Income tax expense	(9,550)	(0.490)%	(12,771)	(0.672)%	$(3,221)	(25.2%)
Net income	33,597	1.723%	45,237	2.380%	$(11,640)	(25.7%)
Net income attributable to non-controlling interests	116	0.006%	112	0.006%	$4	3.6%
Net income attributable to the Company	$33,481	1.717%	$45,125	2.375%	$(11,644)	(25.8%)
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.43		$1.93		$(0.50)	(25.9%)
Diluted	$1.35		$1.83		$(0.48)	(26.2%)

Overview of Results of Operations for the Six Months Ended December 31, 2022 and 2021

Consolidated Results of Operations

The operating results for the six months ended December 31, 2022 and 2021 are as follows:

in thousands, except per share data

Six Months Ended December 31,	2022		2021		$	%
	$	% of revenue	$	% of revenue	Increase/ (decrease)	Increase/ (decrease)
Revenues	$3,850,056	100.000%	$3,960,335	100.000%	$(110,279)	(2.8%)
Gross profit	140,561	3.651%	121,932	3.079%	$18,629	15.3%
Selling, general, and administrative expenses	(38,597)	(1.003%)	(35,390)	(0.894%)	$3,207	9.1%
Depreciation and amortization expense	(6,444)	(0.167%)	(16,529)	(0.417%)	$(10,085)	(61.0%)
Interest income	10,080	0.262%	10,782	0.272%	$(702)	(6.5%)
Interest expense	(13,366)	(0.347%)	(10,868)	(0.274%)	$2,498	23.0%
Earnings from equity method investments	7,346	0.191%	2,709	0.068%	$4,637	171.2%
Other income, net	1,360	0.035%	842	0.021%	$518	61.5%
Unrealized gains on foreign exchange	215	0.006%	7	0.000%	$208	2,971.4%
Net income before provision for income taxes	101,155	2.627%	73,485	1.856%	$27,670	37.7%
Income tax expense	(22,321)	(0.580%)	(15,422)	(0.389%)	$6,899	44.7%
Net income	78,834	2.048%	58,063	1.466%	$20,771	35.8%
Net income attributable to noncontrolling interest	228	0.006%	245	0.006%	$(17)	(6.9%)
Net income attributable to the Company	$78,606	2.042%	$57,818	1.460%	$20,788	36.0%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$3.35		$2.55		$0.80	31.4%
Diluted	$3.18		$2.39		$0.79	33.1%

Reconciliation of U.S. GAAP to Non-GAAP Financial and Liquidity Measures for the Three Months Ended December 31, 2022 and 2021

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2022 and 2021 follows:

in thousands
Three Months Ended December 31,	2022	2021	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income before provision for income taxes	$43,147	$40,692	$2,455	6.0%
Adjustments:
Acquisition costs	64	9	$55	611.1%
Amortization of acquired intangibles	2,763	7,872	$(5,109)	(64.9%)
Depreciation expense	497	386	$111	28.8%
Adjusted net income before provision for income taxes (non-GAAP)	$46,471	$48,959	$(2,488)	(5.1%)

A reconciliation of net income to EBITDA, and EBITDA to operating cash flows for the three months ended December 31, 2022 and 2021 follows:

in thousands
Three Months Ended December 31,	2022	2021	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income	$33,597	$31,939	$1,658	5.2%
Adjustments:
Interest income	(4,984)	(5,251)	$(267)	(5.1%)
Interest expense	7,236	5,395	$1,841	34.1%
Amortization of acquired intangibles	2,763	7,872	$(5,109)	(64.9%)
Depreciation expense	497	386	$111	28.8%
Income tax expense	9,550	8,753	$797	9.1%
	15,062	17,155	$(2,093)	(12.2%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$48,659	$49,094	$(435)	(0.9%)

Reconciliation of EBITDA to Operating Cash Flows:
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$48,659	$49,094	$(435)	(0.9%)
Amortization of loan cost	586	990	$(404)	(40.8%)
Deferred income taxes	451	(1,760)	$2,211	125.6%
Interest added to principal of secured loans	(2)	(4)	$(2)	(50.0%)
Share-based compensation	534	582	$(48)	(8.2%)
Write-down of digital assets	12	—	$12	—%
Earnings from equity method investments	(4,669)	(1,220)	$3,449	282.7%
Income tax expense	(9,550)	(8,753)	$797	9.1%
Interest income	4,984	5,251	$(267)	(5.1%)
Interest expense	(7,236)	(5,395)	$1,841	34.1%
Changes in operating working capital	(361,909)	69,479	$431,388	620.9%
Net cash (used in) provided by operating activities	$(328,140)	$108,264	$436,404	403.1%

Reconciliation of U.S. GAAP to Non-GAAP Financial and Liquidity Measures for the Three Months Ended December 31, 2022 and Three Months Ended September 30, 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2022 and September 30, 2022 follows:

in thousands, except for share and per share data
	Three Months Ended
	December 31, 2022	September 30, 2022	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income before provision for income taxes	$43,147	$58,008	$(14,861)	(25.6%)
Adjustments:
Acquisition costs	64	82	$(18)	(22.0%)
Amortization of acquired intangibles	2,763	2,711	$52	1.9%
Depreciation expense	497	473	$24	5.1%
Adjusted net income before provision for income taxes (non-GAAP)	$46,471	$61,274	$(14,803)	(24.2%)

A reconciliation of net income to EBITDA, and EBITDA to operating cash flows for the three months ended December 31, 2022 and September 30, 2022 follows:

in thousands	Three Months Ended
	December 31, 2022	September 30, 2022	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income	$33,597	$45,237	$(11,640)	(25.7%)
Adjustments:
Interest income	(4,984)	(5,096)	$(112)	(2.2%)
Interest expense	7,236	6,130	$1,106	18.0%
Amortization of acquired intangibles	2,763	2,711	$52	1.9%
Depreciation expense	497	473	$24	5.1%
Income tax expense	9,550	12,771	$(3,221)	(25.2%)
	15,062	16,989	$(1,927)	(11.3%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$48,659	$62,226	$(13,567)	(21.8%)

Reconciliation of EBITDA to Operating Cash Flows:
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$48,659	$62,226	$(13,567)	(21.8%)
Amortization of loan cost	586	554	$32	5.8%
Deferred income taxes	451	(36)	$487	1,352.8%
Interest added to principal of secured loans	(2)	(4)	$(2)	(50.0%)
Share-based compensation	534	535	$(1)	(0.2%)
Write-down of digital assets	12	—	$12	—%
Earnings from equity method investments	(4,669)	(2,677)	$1,992	74.4%
Dividends received from equity method investees	—	551	$(551)	(100.0%)
Income tax expense	(9,550)	(12,771)	$(3,221)	(25.2%)
Interest income	4,984	5,096	$(112)	(2.2%)
Interest expense	(7,236)	(6,130)	$1,106	18.0%
Changes in operating working capital	(361,909)	232,278	$594,187	255.8%
Net cash (used in) provided by operating activities	$(328,140)	$279,622	$607,762	217.4%

Reconciliation of U.S. GAAP to Non-GAAP Financial and Liquidity Measures for the Six Months Ended December 31, 2022 and 2021

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the six months ended December 31, 2022 and 2021 follows:

in thousands
Six Months Ended December 31,	2022	2021	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income before provision for income taxes	$101,155	$73,485	$27,670	37.7%
Adjustments:
Acquisition costs	146	53	$93	175.5%
Amortization of acquired intangibles	5,474	15,744	$(10,270)	(65.2%)
Depreciation expense	970	785	$185	23.6%
Adjusted net income before provision for income taxes (non-GAAP)	$107,745	$90,067	$17,678	19.6%

A reconciliation of net income to EBITDA, and EBITDA to operating cash flows for the six months ended December 31, 2022 and 2021 follows:

in thousands
Six Months Ended December 31,	2022	2021	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income	$78,834	$58,063	$20,771	35.8%
Adjustments:
Interest income	(10,080)	(10,782)	$(702)	(6.5%)
Interest expense	13,366	10,868	$2,498	23.0%
Amortization of acquired intangibles	5,474	15,744	$(10,270)	(65.2%)
Depreciation expense	970	785	$185	23.6%
Income tax expense	22,321	15,422	$6,899	44.7%
	32,051	32,037	$14	0.0%

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$110,885	$90,100	$20,785	23.1%

Reconciliation of EBITDA to Operating Cash Flows:
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$110,885	$90,100	$20,785	23.1%
Amortization of loan cost	1,140	1,559	$(419)	(26.9%)
Deferred income taxes	415	(3,183)	$3,598	113.0%
Interest added to principal of secured loans	(6)	(9)	$(3)	(33.3%)
Share-based compensation	1,069	1,055	$14	1.3%
Write-down of digital assets	12	—	$12	—%
Earnings from equity method investments	(7,346)	(2,709)	$4,637	171.2%
Dividends received from equity method investees	551	—	$551	—%
Income tax expense	(22,321)	(15,422)	$6,899	44.7%
Interest income	10,080	10,782	$(702)	(6.5%)
Interest expense	(13,366)	(10,868)	$2,498	23.0%
Changes in operating working capital	(129,631)	(32,774)	$96,857	295.5%
Net cash (used in) provided by operating activities	$(48,518)	$38,531	$87,049	225.9%